SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934.
Filed by the Registrant	[ x ]

Filed by Party other than the Registrant	[ ]
[ ]	Preliminary Information Statement
[ ]	Confidential, for Use of the Commission Only [as permitted by Rule 14a-6(e)(2)]
[ x ]	Definitive Information Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

PALAL MINING CORPORATION
(Exact name of Registrant as specified in its charter.)

Commission File number 000-33193

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[ ]	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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PALAL MINING CORPORATION
1040 West Georgia Street
Suite 1160
Vancouver, British Columbia
Canada V6E 4H1

INFORMATION STATEMENT

INTRODUCTION

This information statement is being mailed or otherwise furnished to stockholders of Palal Mining Corporation, a Nevada corporation (the "Company") in connection with the prior receipt by the Board of Directors of approval by written consent of the holders of a majority of the Company's common stock of a proposal (the "Proposal") to approve an amendment (the "Amendment") to the Articles of Incorporation to change the name of the Company to TexEn Oil & Gas Inc.

The Board of Directors believes that it is advisable and in the best interests of the Company to change the name of the Company to reflect its new business of oil and gas exploration and development.

This information statement is being first sent to stockholders on or about April 22, 2002. The Company anticipates that the amendment will become effective on or about May 13, 2002, twenty-one (21) days after mailing.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Vote Required

The proposed amendment requires the approval of a majority of the outstanding shares of common stock. Each holder of common stock is entitled to one (1) vote for each share held. The record date for the purpose of determining the number of shares outstanding and for determining stockholders entitled to vote, is the close of business on April 12, 2002 (the "Record Date"), the day in which the Board of Directors of the Company adopted the resolution setting forth and recommending the Amendment to the Articles of Incorporation. As of the record date, the Company had thirty million, two hundred ninety-nine thousand, two hundred fifty shares (30,299,250) of common stock issued and outstanding. Holders of the shares have no preemptive rights. All outstanding shares are fully paid and nonassessable. The transfer agent for the common stock is Pacific Stock Transfer Company, 500 East Warm Springs, Suite 240, Las Vegas, Nevada 89119.

Meeting Not Required

Nevada Revised Statutes 78.320(2) provides that any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by the stockholders holding at least a majority of the voting power.

Furnishing Information

This information statement is being furnished to all holders of common stock of the Company. The Form 10-KSB for the Company and Form 8-K and 8-K/A-1 containing the information required by section 14(f) of the Securities Exchange Act of 1934 and regulation 14f-1 promulgated thereunder may be viewed on the Securities and Exchange Commission web site at www.sec.gov in the Edgar Archives and are incorporated herein by reference. The Form 8-K/A-1 was previously mailed to all shareholders of record. The Company is presently current in the filing of all reports required to be filed by it.

Dissenters Rights of Appraisal

There are no dissenter's rights of appraisal applicable this action to change the name of the Company.

Proposals by Security holders

No security holders entitled to vote has transmitted any proposals to be acted upon by the Company.

Security Ownership of Certain Beneficial Owner and Management

The following sets forth as of April 2, 2002 persons owning more than 5% of the common stock of the Company:

Title of Class	Name and address of beneficial owner	Amount and nature of ownership	Percent of class
Common Stock	Harry P. Gamble IV 7700 San Felipe Suite 500 Houston, TX 77063	25,000,000 Indirect [1]	82.51%

The following sets forth as of April 2, 2002, all shares of common stock owned by all directors and nominees, each executive officer, and directors and executive officers as a group.

Title of Class	Name of beneficial owner	Position with Company	Amount and nature of ownership	Percent of class
Common Stock	Harry P. Gamble IV	President, Chief Executive Officer, and Director	25,000,000 Indirect [1]	82.51%
Common Stock	Paul Lemmon	Secretary, Treasurer, Chief Financial Officer and Director	0	0.00%
All officers and directors as a group (2 persons)			25,000,000	82.51%

[1] Harry Gamble IV holds the sole voting power over the shares of common stock. The amount of consideration paid for the shares was $100,000 and source of the consideration was provided by Sanka, Ltd., a Nevis Limited Liability Company, authorized to do business in the State of Texas under the name Sanka Exploration Company. The basis of control is the ownership of 25,000,000 restricted shares of common stock acquired by Mr. Gamble from Hugh Grenfal, Jr. and Sergei Stetsenko. Mr. Gamble now owns and controls 82.51% of the total outstanding shares of the Company's common stock. He holds such shares for the benefit of Sanka, Ltd., a Nevis Limited Liability Company, authorized to do business in the State of Texas under the name Sanka Exploration Company.

There are no arrangements, known to the Company, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company other than the issuance of an undetermined amount of common stock in exchange for an undetermined interest in oil and gas properties located in the State of Texas.

PROPOSAL TO CHANGE THE NAME OF THE COMPANY

The Board of Directors has determined that it would be in the best interest of the Company to change the name of the Company from Palal Mining Corporation to TexEn Oil & Gas Inc. to reflect its change in business from mining exploration to oil and gas exploration and development.

Reasons for the Proposal

After completing its public offering and listing its common stock for trading on the Bulletin Board operated by the National Association of Securities Dealers, Inc., the Company was advised by the British Ministry of Energy and Mines that the claims comprising all of the Company's mining property were being upgraded to a Class A Park. As a result of such classification, the property is being incorporated into the British Columbia park system. Because the claims are in the British Columbia park system, exploration, development and extraction of minerals is prohibited. Therefore, the Company will not be able to explore for mineralized material thereon.

Thereafter, Hugh Grenfal, Jr. and Sergei Stetsenko, controlling shareholders of the Company, were approached, through third parties, by Harry Gamble IV who was interested in acquiring control of a public company for the purpose of transferring oil and gas properties thereto. Messrs Grenfal and Stetsenko received $100,000 from Mr. Gamble for all of their shares of common stock which totaled 25,000,000 shares and transferred their shares to Mr. Gamble. The transfer of shares took place on February 8, 2002.

Thereafter, the Company decided to change its name from Palal Mining Corporation to TexEn Oil & Gas Inc. in order to more correctly reflect the new business of the Company.

As of the date hereof, no oil and gas properties have been transferred to the Company. Mr. Gamble is in the process of determining which properties will be transferred and anticipates completing the selection of properties within the next ninety days. All of the oil and gas properties are located in Texas. The owners of the oil and gas interests transferred to the Company will receive shares of the Company's common stock for their interests. If Mr. Gamble, individually, transfers an interest, he will receive shares of common stock for his interest. The only consideration Mr. Gamble will receive will be for the oil and gas interests he transfers to the Company. The basis for the number of shares to be issued for the oil and gas properties has not been determined at this time.

Vote Obtained

Harry. Gamble IV owns 25,000,000 shares of the Company's common stock or 82.51% of the total outstanding shares. On April 12, 2002, Mr. Gamble executed a written consent approving the amendment to the Company's articles of incorporation to change the name of the Company to TexEn Oil & Gas Inc.

Certain Matters Related to the Proposal

The amendment to the articles of incorporation will become effective upon filing with the Secretary of State of Nevada. It is anticipated that the foregoing will take place twenty-one (21) days after this information statement is mailed to the Company's shareholders.

Interest of Certain Persons in or Opposition to the Change of Name

Mr. Harry Gamble IV has an interest in the successful change of the Company's name to TexEn Oil & Gas Inc. He paid $100,000 for control of the Company and he wants the Company's name to reflect is new business of oil and gas development and exploration. No officer or director or any person has notified the Company that it intends to oppose the Company's change of name.

By Order of the Board of Directors

/s/ Harry P. Gamble IV
Harry P. Gamble IV, Chairman